Exhibit 99.1

GENCO SHIPPING & TRADING LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 17, 2015, Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco”), Baltic Trading Limited, a Marshall Islands corporation (“Baltic Trading”), and Poseidon Merger Sub Limited, a Marshall Islands corporation and an indirect wholly owned subsidiary of Genco (“Merger Sub”), completed the merger (the “merger”) contemplated by the Agreement and Plan of Merger by and among Baltic Trading, Genco and Merger Sub, dated as of April 7, 2015, as amended (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Baltic Trading, with Baltic Trading continuing as the surviving corporation and an indirect wholly owned subsidiary of Genco.

The following unaudited pro forma condensed combined financial statements of Genco give effect to the merger. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes the merger closed on June 30, 2015. The Unaudited Pro Forma Condensed Combined Statement of Operations assumes the merger closed on January 1, 2014 for the six months ended June 30, 2015. The unaudited pro forma financial information is based on the respective historical consolidated financial statements of Genco and Baltic Trading, and the assumptions and adjustments set forth in the accompanying explanatory notes. In addition, due to Genco’s emergence from bankruptcy on July 9, 2014 and Genco’s adoption of fresh‑start reporting on that date, the pro forma statement of operations financial data assumes that fresh‑start reporting was also adopted effective January 1, 2014. As a result, financial data for periods prior to Genco’s adoption of fresh‑start reporting are not comparable to financial data of periods after that date (“Successor Company”).

Genco prepares its consolidated financial statements in accordance with U.S. GAAP and has consolidated Baltic Trading both prior to and after the merger. The Baltic Trading common shares that Genco acquired in the merger were recognized as a noncontrolling interest in the historical consolidated financial statements of Genco included in Genco’s Annual Report on Form 10‑K/A for the year ended December 31, 2014, filed with the SEC on April 30, 2015 and quarterly report on Form 10‑Q for the three months ended March 31, 2015 filed with the SEC on May 8, 2015. Under U.S. GAAP, changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are considered equity transactions (i.e. transactions with owners in their capacity as owners) with any difference between the amount by which the noncontrolling interest is adjusted and the fair value of the consideration paid attributed to the equity of the parent.

The unaudited pro forma financial information was prepared using the consolidation methodology used in Genco’s historical financials since Genco remains in control of Baltic Trading and, therefore, the historical basis of Genco’s assets and liabilities was not affected by the merger. The unaudited pro forma financial information has been developed from the audited consolidated financial statements and related notes of Genco included in the Annual Report on Form 10‑K/A of Genco for the fiscal year ended December 31, 2014, the unaudited interim consolidated financial statements and related notes of Genco included in the Quarterly Report on Form 10‑Q of Genco for the six months ended June 30, 2015 and the audited consolidated financial statements and related notes of Baltic Trading contained in the Annual Report on Form 10‑K of Baltic Trading for the fiscal year ended December 31, 2014, and should be read in conjunction with such historical financial statements and the managements’ discussion and analysis of Genco and Baltic Trading set forth in such historical reports, each of which is incorporated by reference into this report. The unaudited pro forma financial information is provided for illustrative purposes only and is based on available information and assumptions that Genco believes are reasonable. It does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Genco would have been had the merger occurred on the dates indicated, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results following the date of the unaudited pro forma financial information.

GENCO SHIPPING & TRADING LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2015
(Dollars In Thousands)

	Successor Company As Reported			Successor Company Pro forma
	June 30, 2015	Pro forma Adjustments		June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$61,648	$—		$61,648
Restricted cash	9,750			9,750
Due from charterers, net of a reserve of $1,292	14,456			14,456
Prepaid expenses and other current assets	22,616			22,616
Total current assets	108,470	—		108,470

Noncurrent assets:
Vessels, net of accumulated depreciation of $70,977	1,490,043			1,490,043
Deposits on vessels	19,926			19,926
Deferred drydock, net of accumulated amortization of $1,325	12,539			12,539
Deferred financing costs, net of accumulated amortization of $1,780	11,348			11,348
Fixed assets, net of accumulated depreciation and amortization of $236	1,017			1,017
Other noncurrent assets	514			514
Restricted cash	300			300
Investments	25,443			25,443
Total noncurrent assets	1,561,130	—		1,561,130
Total assets	$1,669,600	$—		$1,669,600

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$33,132	$—		$33,132
Current portion of long‑term debt	44,792			44,792
Deferred revenue	1,398			1,398
Total current liabilities:	79,322	—		79,322

Noncurrent liabilities:
Long‑term lease obligations	789			789
Long‑term debt	403,825			403,825
Total noncurrent liabilities	404,614	—		404,614
Total liabilities	483,936	—		483,936
Commitments and contingencies
Equity:
Genco Shipping & Trading Limited shareholders’ equity:
Successor Company common stock, par value $0.01; 250,000,000 shares authorized; 61,610,503 shares issued and outstanding at June 30, 2015	615	113	(1)	728
Successor Company additional paid‑in capital	1,274,588	197,775	(1)	1,472,363
Accumulated other comprehensive loss	(26,360)			(26,360)
Retained deficit	(261,067)			(261,067)
Total Genco Shipping & Trading Limited shareholders’ equity	987,776	197,888		1,185,664
Noncontrolling interest	197,888	(197,888	)(1)	—
Total equity	1,185,664	—		1,185,664
Total liabilities and equity	$1,669,600	$—		$1,699,600

(1)	To adjust for the issuance of approximately 11,287,132 shares of Genco common stock to Baltic Trading Limited shareholders (other than Genco, Baltic Trading, or any of their respective wholly owned subsidiaries) as consideration in the merger and the elimination of the noncontrolling interest in the Successor Company's consolidated balance sheet as of June 30, 2015 as an adjustment to additional paid-in capital.

GENCO SHIPPING & TRADING LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
SIX MONTHS ENDED JUNE 30, 2015
(Dollars In Thousands)

	Successor Company Historical				Successor Company Pro Forma
	For the Six Months Ended June 30, 2015	Pro forma Adjustments			Six months Ended June 30, 2015
Revenues:
Voyage revenues	$67,381				$67,381
Service revenues	1,629				1,629
Total revenues	69,010				69,010
Operating expenses:
Voyage expenses	8,137				8,137
Vessel operating expenses	58,599				58,599
General, administrative and management fees	46,815				46,815
Depreciation and amortization	38,809				38,809
Impairment of vessel assets	35,396				35,396
Loss on sale of vessels	1,210				1,210

Total operating expenses	188,966				188,966

Operating loss	(119,956)				(119,956)
Other (expense) income:
Other expense	(54)				(54)
Interest income	49				49
Interest expense	(9,012)				(9,012)
Other expense	(9,017)				(9,017)
Loss before reorganization items, net	(128,973)				(128,973)
Reorganization items, net	(833)		833	(2)	—
Loss before income taxes	(129,806)		833		(128,973)
Income tax expense	(1,260)		—		(1,260)
Net loss	(131,066)		833		(130,233)
Less: Net loss attributable to noncontrolling interest	(52,293)		52,293	(3)	—
Net loss attributable to Genco Shipping &Trading	$(78,773)		$(51,460)		$(130,233)
Net loss per share—basic	$(1.30)	$	N/	A	$(1.82)
Net loss per share—diluted	$(1.30)	$	N/	A	$(1.82)
Dividends declared per share	$—		$—		$—
Weighted average common shares outstanding—Basic	60,459,145		N/	A	71,746,277
Weighted average common shares outstanding—Diluted	60,459,145		N/	A	71,746,277

(2)	To eliminate $833 of costs recorded in the Successor Company’s condensed combined statement of operations for the six months ended June 30, 2015 directly associated with Genco’s post‑ bankruptcy activity and application of fresh‑start reporting, which are comprised of the following:

Successor Company
For the Six Months Ended June 30, 2015
Professional fees incurred	$476
Trustee fees incurred	357
Total reorganization items, net	$833

(3)	To eliminate the non-controlling interest recorded in the Successor Company’s condensed combined statement of operations for the six months ended June 30, 2015.